EXHIBIT 10.1
EXECUTION VERSION
DEX ONE CORPORATION
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT is made as of the 6th day of September, 2010, by and between Dex One Corporation, a Delaware corporation (the “COMPANY”), and Alfred Mockett (“EXECUTIVE”).
WITNESSETH:
     WHEREAS, Executive and the Company wish to enter into an employment relationship on the terms and conditions set forth in this Employment Agreement (this “AGREEMENT”);
     WHEREAS, the Board of Directors of the Company (the “BOARD”) has authorized the Company to enter into this Agreement; and
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the validity and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Term of Employment. Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period (the “EMPLOYMENT TERM”) commencing on September 13, 2010 (the “COMMENCEMENT DATE”) and ending on December 31, 2014.
     2. Position.
          (a) Executive shall serve as President and Chief Executive Officer of the Company. In such position, Executive shall have such duties and authority commensurate with such position and, to the extent not inconsistent with the foregoing, as shall be determined from time to time by the Board. Executive shall be employed as the senior most executive officer of the Company (without regard to any Chairman) and shall report directly to the Board.
          (b) During the Employment Term, Executive will devote substantially all of his business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall be deemed to preclude Executive from serving on business, civic or charitable boards or committees, as long as such activities do not materially interfere with the performance of Executive’s duties hereunder.
          (c) The Board shall take such action as may be necessary to appoint or elect Executive as a member of the Board as of the Commencement Date, subject to the limitations of applicable law. Thereafter, during the Employment Term, the Board shall nominate Executive for re-election as a member of the Board at the expiration of the then current term, provided that the foregoing shall not be required to the extent prohibited by legal or regulatory requirements. Executive shall not be entitled to any additional consideration for serving on the Board.

     3. Base Salary. Company shall pay Executive an annual base salary (the “BASE SALARY”) at the initial annual rate of $975,000, payable in equal bi-monthly installments or otherwise in accordance with the payroll and personnel practices of the Company in effect from time to time. Base Salary shall be reviewed annually by the Board or a committee thereof to which the Board may from time to time have delegated such authority (the “COMMITTEE”) for possible increase (but not decrease) in the sole discretion of the Board or the Committee, as the case may be.
     4. Bonus. With respect to each fiscal year all or part of which is contained in the Employment Term, Executive shall be eligible to receive an annual incentive bonus under the Company’s annual incentive program as in effect from time to time, with a target bonus opportunity of 100% of Base Salary (the “BONUS”), based upon the attainment of one or more pre-established performance goals established by the Board or the Committee after consultation with Executive and prorated for any partial fiscal year during the Employment Term. Any Bonus paid to Executive shall be less applicable withholdings and shall be distributed pursuant to policies as determined by the Company, provided that payment of any Bonus shall in all events be made in the calendar year following the calendar year to which such Bonus relates and within 15 days following the Company’s filing of it Annual Report on Form 10-K.
     5. Equity Awards.
          (a) Except as provided in Section 5(a)(ii) hereof, immediately following execution of this Agreement, the Company shall grant to Executive the following equity awards:
               (i) in accordance with Exhibit A attached hereto, a 10-year stock option to purchase 200,000 shares of the Company’s common stock (A) to become vested in four (4) annual installments on each anniversary of the Commencement Date, subject to continued employment on each applicable vesting date, and (B) to have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant;
               (ii) in accordance with Exhibit B attached hereto, a restricted stock award granted within thirty (30) days following the Commencement Date for 200,000 shares of the Company’s common stock to become vested in three equal annual installments on each anniversary of the Commencement Date, subject to continued employment on each applicable vesting date;
               (iii) in accordance with Exhibit C attached hereto, a premium 10-year stock option to purchase 200,000 shares of the Company’s common stock (A) to be fully vested at the time of grant, and (B) to have an exercise price equal to $15 per share;
               (iv) in accordance with Exhibit D attached hereto, a premium 10-year stock option to purchase 200,000 shares of the Company’s common stock (A) to be fully vested at the time of grant, and (B) to have an exercise price equal to $23 per share;
               (v) in accordance with Exhibit E attached hereto, a premium 10-year stock option to purchase 200,000 shares of the Company’s common stock (A) to be fully vested at the time of grant, and (B) to have an exercise price equal to $32 per share.

          (b) Prior to a “Change in Control” (as defined in Section 9(b) hereof), Executive agrees to maintain stock ownership in the Company’s common stock equal to at least 50% of the value realized (net of taxes) at the time of vesting (in the case of the restricted stock award) and upon exercise (in the case of the stock option and premium stock option grants) in respect of each of the equity awards described in Sections 5(a)(i) through (v) above during the Employment Term and for at least six months following termination thereof (other than on account of death or Disability).
          (c) Except for the equity grants described herein, Executive shall have no right to any future grants of equity awards from the Company, it being the understanding of the parties that the equity grants provided for in this Agreement are intended to cover the entire Employment Term. Any future equity awards granted by the Company and the amount of any such awards shall be determined in the sole discretion of the Board or the Committee from time to time.
          (d) The Company shall provide Executive with reasonable assistance with the preparation and filing of Forms 3, 4 and 5, as applicable, under the Act. The Company represents that it is not restricted from granting the awards contemplated under this Section 5 for any reason. The Company shall register the shares subject to such award on an S-8 or S-3 (or other appropriate registration statement).
     6. Employee Benefits.
          (a) During the Employment Term, Executive shall be eligible for employee benefits (including perquisites, fringe benefits, vacation, pension and profit sharing plan participation and life, health, accident and disability insurance) made available generally to senior executives of the Company, on terms and conditions no less favorable than those offered to other senior executives of the Company.
          (b) Executive shall relocate to the vicinity of Cary, North Carolina within six months following the Commencement Date. Executive shall be entitled to relocation benefits commensurate with Executive’s position, in accordance with the Company’s relocation program as in effect from time to time. In addition, for the first six months following the Commencement Date and prior to Executive’s relocation to the vicinity of Cary, North Carolina, the Company shall pay or reimburse Executive for his and his families temporary living expenses and for coach class travel expenses incurred by Executive on a weekly basis for Executive’s travel between his current home and the Company’s headquarters. All amounts payable under this Section 6(a) shall be reimbursed subject to Executive’s presentment to the Company of appropriate documentation and shall be subject to the limitations and procedures set forth in the Company’s relocation program as in effect from time to time.
     7. Business Expenses. Reasonable travel (including first-class airfare (except as provided in Section 6(a) hereof), entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies in effect from time to time, provided, however, that all such reimbursements shall be made within thirty (30) days following the date in which the expenses were incurred, subject to Executive’s presentment to the Company of appropriate documentation evidencing such expenses.
     8. Termination of Employment. Each of Executive and the Company may terminate the employment of Executive hereunder at any time in accordance with this Section 8. Executive’s entitlements hereunder in the event of any such termination shall be as set forth in this Section 8. With respect to any termination of employment (voluntary or otherwise), Executive shall be entitled to receive (i) accrued and unpaid Base Salary through the Date of Termination (as defined in Section 8(f)(ii), payable on the next payroll date following the Date of Termination, (ii) accrued but unused vacation time, payable within thirty (30) days following the Date of Termination, (iii) any earned but unpaid bonus for a fiscal year completed on or prior to the Date of Termination, payable at the same time as provided in Section 4, and (iv) all other vested benefits, including, without limitation, the right to indemnification, due Executive following Executive’s termination of employment in accordance with the then-existing employee benefit plans, policies and practices of the Company (collectively, clauses (i) through (iv) are referred to herein as the “ACCRUED BENEFITS”).
          (a) For Cause by the Company. If Executive’s employment is terminated by the Company for Cause (as defined in Section 9(a) herein), Executive shall be entitled to receive the Accrued Benefits (other than the benefit described in clause (iii) in the introductory paragraph of this Section 8).
          (b) Death or Disability. Executive’s employment hereunder shall terminate upon his death and may be terminated by the Company upon his Disability (as defined in Section 9(c)) during the Employment Term. Upon termination of Executive’s employment hereunder upon the Executive’s Disability or death, Executive or his estate (as the case may be) shall be entitled to receive:
               (i) the Accrued Benefits,
               (ii) the continued health, medical and dental insurance benefits for Executive and Executive’s dependents in accordance with the provisions of Section 8(c)(iv);
               (iii) a pro-rata portion of the target Bonus (determined by multiplying the amount of such bonus which would be due for the full year of termination by a fraction, the numerator of which is the number of days during the year of termination that Executive is employed by the Company and the denominator of which is 365), payable at the same time as provided in Section 4; and
               (iv) immediate vesting of the portion of Executive’s unvested outstanding Company equity awards that would have become vested on the anniversary of the Commencement Date next following the Date of Termination had Executive remained employed by the Company through such date (the “ACCELERATED EQUITY VESTING”).
          (c) Termination Without Cause or for Good Reason Unrelated to a Change in Control. If, during the Employment Term and prior to a Change in Control (as defined in above) or more than two years after a Change in Control, Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason (as defined in Section 9(d) herein),

Executive shall be entitled to the following (which Executive acknowledges shall be in partial consideration for Executive’s compliance with the post-termination obligations hereunder (including, without limitation, the obligations under Section 12 herein)):
               (i) the Accrued Benefits;
               (ii) In lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay a severance payment (the “SEVERANCE PAYMENT”) equal to one and one-half (1.5) times the sum of (A) Base Salary at the rate in effect on the date Notice of Termination is given, or if higher, at the rate in effect immediately prior to the event or circumstance leading to the termination of employment, plus (B) target Bonus (i.e., 100% of Base Salary). The Severance Payment shall be paid in a lump-sum, without reduction for time value of money, upon satisfaction of the conditions set forth in Section 8(g) hereof; provided that to the extent that the payment of such amount constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (as defined in Section 18), such payment shall not be paid until the sixtieth (60th) day following the Date of Termination;
               (iii) the Accelerated Equity Vesting; and
               (iv) The Company will provide Executive with reimbursement for the additional costs to Executive, excluding any additional tax costs associated with such reimbursements, of obtaining health, medical and dental insurance (e.g., for health, medical and dental, family coverage versus employee only) to the plans in which he participated prior to the Date of Termination for a period of eighteen (18) months following the Date of Termination, or, if sooner, until comparable insurance coverage is available to Executive in connection with subsequent employment or self-employment. Such continued benefits shall be provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), provided that if Executive is not eligible for coverage pursuant to COBRA for any reason, the Company will reimburse Executive for the actual costs associated with any other coverage that may be necessary to obtain equivalent coverage so long as such costs are consistent with the costs generally available on a competitive basis for such coverage
Executive shall bear full responsibility for applying for COBRA coverage and for obtaining coverage under any other insurance policy subject to reimbursement under this Section 8(c)(iii), and nothing herein shall constitute a guarantee of COBRA continuation coverage or benefits or a guarantee of eligibility for health, or dental insurance coverage. Executive shall provide the Company with notice of any subsequent employment or self-employment under which equivalent health or dental becomes available within thirty (30) days of commencement.
          (d) Termination in Connection With a Change in Control.
               (i) If, during the Employment Term and within three (3) months prior to (consistent with clause (ii) below) or two years following a Change in Control, Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, as hereinafter defined, Executive shall be entitled to (i) the payments and benefits set forth in Section 8(c), except that for purposes of this Section 8(d), references in Section 8(c)(i) to “one and one-half (1.5) times” shall be changed to “three (3) times,” and (ii) all of Executive’s unvested outstanding Company equity awards shall fully and immediately vest. Executive acknowledges that the foregoing severance benefits shall be in partial consideration for Executive’s compliance with the post-termination obligations hereunder (including, without limitation, the obligations under Section 12 herein).
               (ii) For purposes of this Agreement, termination of employment after the commencement of negotiations with a potential acquiror or business combination partner but prior to an actual Change of Control shall be deemed to be a termination of employment within two years following a Change in Control if such negotiations subsequently result in a transaction with such acquiror or business combination partner which constitutes a Change in Control (“LOOK-BACK CIC”). Executive shall be entitled to such additional benefits as the result of a Look-Back CIC under this Section 8(d) only if the Change in Control transaction occurs within three (3) months following the Date of Termination. Any additional payments due to Executive as the result of the Look-Back CIC shall be payable to Executive in a lump sum (less applicable withholdings) within twenty (20) calendar days following the consummation of the Look-Back CIC.
          (e) Voluntary Resignation; Expiration of Employment Term. Upon termination of Executive’s employment as a result of a voluntary resignation or expiration of the Employment Term, Executive shall be entitled to the Accrued Benefits.
          (f) Notice and Date of Termination.
               (i) Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 17(i) hereof. For purposes of this Agreement, a “NOTICE OF TERMINATION” shall mean a notice which shall indicate (by reference to specific Section and sub-section numbers and letters, for example, “Section 9(d)”) the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. If the event or circumstance on which the proposed termination of employment is based is susceptible of cure, the Notice of Termination shall not be deemed effective until Executive or the Company, as the case may be, has had at least 30 days to effect such cure, and unless such event or circumstance persists at the end of such cure period. In the event Executive wishes to terminate his employment for Good Reason, as defined in Section 9(d), or the Company desires to terminate Executive’s employment for Cause, the relevant party must provide a Notice of Termination to the other party describing the condition giving rise to Good Reason or Cause, as the case may be, within ninety (90) days following the party’s knowledge of the occurrence of the condition giving rise to such event. Executive may only exercise his rights to terminate for Good Reason thereafter if the Company does not cure such condition within thirty (30) days following the receipt of such written notice from Executive, and Executive resigns from the Company within two (2) years following the initial existence of such condition.
               (ii) “DATE OF TERMINATION” shall mean (A) if employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his duties during such thirty

(30) day period), (B) if employment is terminated by reason of death, the date of death, and (C) if employment is terminated for any other reason, subject to the effectiveness of notice and “cure” provisions of clause (i) above, the date specified in the Notice of Termination (which, in the case of a termination of employment by the Company for Cause shall not be less than ten (10) days after the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence; and provided, further that in the event Executive gives Notice of Termination for Good Reason based upon any matter referred to in clause (i) of the definition of Good Reason, and it is thereafter determined that said grounds do not constitute Good Reason, then so long as Executive reasonably believed in good faith that he had grounds for termination of employment for Good Reason, the Company may not terminate Executive’s employment for Cause based upon such matters.
          (g) Release of Claims. Any provision of this Agreement to the contrary notwithstanding, Executive shall be obligated to execute and not revoke a valid general release of claims substantially in the form attached hereto as Exhibit F (the “GENERAL RELEASE”) as a condition to the Company being obligated to make the payments or provide the benefits (beyond the Accrued Benefits) under this Section 8. The Company will provide Executive with a final General Release within five (5) days of the Date of Termination. The General Release shall be executed and returned (and no longer subject to revocation, if applicable) within sixty (60) days following the Date of Termination. No General Release from Executive shall be deemed to be effective until the 7-day revocation period (if applicable) has expired.
     9. Definitions.
          (a) “CAUSE” shall mean (i) Executive’s willful and continued failure substantially to perform the duties of his position (other than as a result of total or partial incapacity due to physical or mental illness or as a result of a termination by Executive for Good Reason, as hereinafter defined), (ii) any willful act or omission by Executive constituting dishonesty, fraud or other malfeasance, (iii) Executive’s conviction of (or plea of nolo contendere to) a felony or a misdemeanor involving theft, embezzlement dishonesty or moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which the Company or any of its subsidiaries conducts business, or (iv) Executive’s material breach of this Agreement. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by Executive not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Company. No termination for Cause shall be effective unless made by a majority of the Board, at a meeting of the Board, held for such purpose, where Executive and his counsel had on opportunity, on at least 5 days advance written notice, to be heard before the Board.

          (b) “CHANGE IN CONTROL” shall have the meaning set forth in the Dex One Corporation Equity Incentive Plan (which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010). Notwithstanding the foregoing, to the extent that the term “Change in Control” is being used to trigger the timing of a distribution of deferred compensation subject to the provisions of Code Section 409A (as opposed to triggering the vesting of benefits or the amount of severance benefits payable), no Change in Control shall be deemed to have occurred for purpose of triggering the distribution of such deferred compensation if it is not a “change in control event” within the meaning of Code Section 409A and the applicable treasury regulations thereunder.
          (c) “DISABILITY” shall mean the Executive’s inability, as a result of physical or mental incapacity, to perform the duties of his position for a period of six (6) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement; provided, however, that notwithstanding any other provision of this Agreement, for purposes of the continuation of benefits under Section 8(b), then the definition of Disability used herein shall be consistent with the definition of permanent disability under Code Section 409A (a)(2)(c).
          (d) “GOOD REASON” means: (i) any diminution in Executive’s title, position, duties or responsibilities, re-assignment of Executive’s direct reporting relationship to anyone other than the Board, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive’s position as specified in Section 2; or (ii) a reduction in Base Salary or target Bonus opportunity, (for purposes of this Section 9(d)(ii) “material reduction” shall mean a reduction of five percent (5%) or more of the relevant compensation); provided, however, that notwithstanding the definition of “material reduction” for purposes of this Section 9(d)(ii), nothing herein shall deprive Executive of any right or remedy, if any, that he otherwise would have available for breach of contract as the result of a reduction in compensation or benefits, to which Executive did not consent, which otherwise did not constitute a material reduction; or (iii) material relocation of Executive’s principal workplace without his consent (for purposes of this Section 9(d)(iii) “material relocation” shall mean a relocation of Executive’s principal workplace by a distance that exceeds fifty (50) miles); or (iv) other material breach of this Agreement by the Company.
     10. Section 280G.
          (a) On or Prior to December 31, 2012. The provisions of this Section 10(a) shall apply to any change in ownership or control of the Company, within the meaning of Section 280G of the Code, occurring on or prior to December 31, 2012:

               (i) If any payment or benefit received or to be received by Executive in connection with or contingent on a change in ownership or control of the Company, within the meaning of Section 280G of the Internal Revenue Code (the “CODE”) (or any successor provision thereto), whether or not in connection with Executive’s termination of employment, and whether or not pursuant to this Agreement (such payments or benefits, excluding the Gross-Up Payment, as hereinafter defined, shall hereinafter be referred to as the “TOTAL PAYMENTS”) will be subject to an excise tax as provided for in Section 4999 of the Code (the “EXCISE TAX”), the Company shall pay to Executive an additional amount (the “GROSS-UP PAYMENT”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. Any Gross-Up Payment due hereunder shall be paid to Executive promptly and in no event later than the end of the calendar year next following the calendar year in which the related tax is paid by Executive or as otherwise provided under Treasury Regulation §1.409A-3(i)(1)(v). Notwithstanding the foregoing provisions of this Section 10(a), if it shall be determined that Executive is entitled to the Gross-Up Payment, but that the Total Payments do not exceed 110% of an amount equal to $1 less than three (3) times Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code) (such amount referred to herein as the “SAFE HARBOR AMOUNT”), then no Gross-Up Payment shall be made to Executive and the amounts payable to Executive shall be reduced so that the Total Payments, in the aggregate, equal the Safe Harbor Amount. If there is a reduction of the Total Payments pursuant to the foregoing, such reduction shall occur in the following order: (i) any cash severance payable by reference to Executive’s Base Salary or Bonus; (ii) any other cash amount payable to Executive; (iii) any benefit valued as a “parachute payment;” and (iv) acceleration of vesting of any equity award.
               (ii) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel (“TAX COUNSEL”) reasonably acceptable to Executive and selected by the accounting firm acting as the “Auditor”, as defined below, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the actual marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the actual marginal rate of taxation in the state and locality of Executive’s residence or, if higher, in the state and locality of Executive’s principal place of employment, on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 10), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (iii) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (including that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.
               (iv) All determinations under this Section 10 shall be made by a nationally recognized accounting firm, which shall not be the auditor of the acquiror in the transaction constituting a change in ownership or control of the Company (within the meaning of Section 280G of the Code), selected by the Company (the “AUDITOR”), and the Company shall pay all costs and expenses of the Auditor. The Company shall cooperate in good faith in making such determinations and in providing the necessary information for this purpose.
          (b) On or Following January 1, 2013. The provisions of this Section 10(b) shall apply to any change in ownership or control of the Company, within the meaning of Section 280G of the Code, occurring on or following January 1, 2013. If the Total Payments will be subject to the Excise Tax, then Executive will be entitled to receive either (i) the full amount of the Total Payments, or (ii) a portion of the Total Payments having a value equal to the Safe Harbor Amount, whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest portion of the Total Payments. If there is a reduction of the Total Payments pursuant to the foregoing, such reduction shall occur in the following order: (i) any cash severance payable by reference to Executive’s Base Salary or Bonus; (ii) any other cash amount payable to Executive; (iii) any benefit valued as a “parachute payment;” and (iv) acceleration of vesting of any equity award.
     11. Indemnification. The Company will indemnify Executive (and his legal representative or other successors) to the fullest extent permitted (including a payment of expenses in advance of final disposition of a proceeding) by applicable law, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Commencement Date, or by the terms of any indemnification agreement between the Company and Executive, substantially in the form attached hereto as Exhibit G, whichever affords or afforded greatest protection to Executive, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives (including but not limited to any judgment entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or his legal representatives or other successors) may be made a party by reason of his having accepted employment with the Company or by reason of his being or having been a director, officer or employee of the Company, or any subsidiary of the Company, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. Executive’s rights under this Section 11 shall continue without time limit for so long as he may be subject to any such liability, whether or not the Employment Term may have ended.
     12. Non-Competition. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees to the following provisions of this Section 12:
          (a) During the Employment Term:
               (i) Executive will not directly or indirectly engage in any business which is in competition with any line of business then conducted by the Company or its affiliates (including without limitation by performing or soliciting the performance of services for any person who is a customer or client of the Company or any of its affiliates) whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor of less than 2% of the outstanding equity of any entity), consultant, advisor, agent, sales representative or other participant, in any location in which the Company or any of its affiliates then conducts any such competing line of business; and
               (ii) Executive will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited to engage by this Section, or to terminate his or her employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have ceased to be employed by the Company or any of its affiliates for a period of at least 12 months; and
               (iii) Executive will not directly or indirectly solicit customers or suppliers of the Company or its affiliates or induce any such person to materially reduce or terminate its relationship with the Company.
          (b) For a period of (x) three (3) years following the Date of Termination for terminations described in Section 8(d), (y) one (1) year following the Date of Termination in the case of a termination for Cause under Section 8(a), a termination as a result of a voluntary resignation under Section 8(e) or a termination as a result of Disability under Section 8(b), or (z) eighteen (18) months following the Date of Termination for terminations in all other instances:
               (i) Executive will not directly or indirectly engage in any local directional advertising or marketing (whether in print, electronic, wireless or other format) business or provide pre-press publishing or utilize digital and intranet technologies to repurpose print directory information for electronic, wireless or related distribution, in each case which is in competition with the business then conducted by the Company or its affiliates, whether such engagement is as an officer, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding equity of any entity), consultant, advisor, agent, sales representative or other participant, in any location in which the Company or any of its affiliates then conducts any such competing line of business; provided, that, Executive’s service as a non-employee director to any entity following his termination of employment with the Company shall not be, nor shall it be deemed to be, a violation of this Section 12; and
               (ii) Executive will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited to engage by this Section, or to terminate his or her employment with the Company or any of its subsidiaries; provided, that, any general solicitations of employment made directly or indirectly by Executive which are not specifically directed at employees of the Company shall not be, nor shall it be deemed to be, a violation of this Section 12; and
               (iii) Executive will not directly or indirectly induce customers or suppliers of the Company or its affiliates to materially reduce or terminate its relationship with the Company.
For purposes of this Agreement, “directional advertising or marketing” shall mean advertising or marketing primarily (1) designed for purposes of directing consumers who are seeking a product or service to providers of that product or service in order to satisfy such consumer’s previously recognized need or desire for such product or service and (2) generally delivered by non-intrusive means; and shall be distinguished from “creative advertising or marketing,” which is primarily (I) designed to stimulate (as opposed to direct) demand for products or services in consumers who did not previously recognize such need or desire for such products or services and (II) generally delivered by intrusive means.
It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 12 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
     13. Confidentiality; Nondisparagement.
          (a) Except as may be required to comply with law or legal process, or to the extent necessary for Executive to defend himself against the Company or any of its affiliates, shareholders, employees, agents or any other party claiming a right through the Company, Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, employees, organizational structure or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive’s breach of this covenant. Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks, rolodexes and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.
          (b) Executive will not knowingly disparage the reputation of the Company in a manner that causes or is reasonably likely to cause material harm to its business. The Company agrees to direct the individuals holding positions as executive officers or directors of the Company not to, while employed by the Company or serving as a director of the Company, as the case may be, make negative comments about Executive or otherwise disparage Executive in any manner that is likely to be harmful to Executive’s business reputation. The foregoing provisions of this Section 13(b) shall not be violated (i) by Executive expressing his own opinions about the Company to other senior executives of the Company or to the Board in the good faith performance of Executive’s duties to the Company, (ii) by statements made by the Company’s executive officers or directors that they in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company, or (iii) by statements made by Executive or the Company’s executive officers and directors to comply with applicable legal process.
     14. Material Inducement; Specific Performance; Other Remedies. Executive acknowledges and agrees that the covenants entered into by Executive in Sections 12 and 13 are essential elements of the parties’ agreement as expressed herein, are a material inducement for the Company to enter into this Agreement. The parties acknowledge and agree that the other party’s remedies at law for a breach or threatened breach of any of the provisions of Section 12 or Section 13 would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In the event of a violation by Executive of Section 12 or Section 13 hereof (as reasonably determined by the Board in its good faith discretion), any severance being paid to Executive pursuant to this Agreement or otherwise shall immediately cease. If it is determined that Executive has not violated Section 12 and Section 13 hereof, any ceased payments shall be immediately paid to Executive, plus interest equal to LIBOR plus 2%.

     15. Litigation Support. Executive agrees that he will assist and cooperate with the Company, at the Company’s sole cost and expense and, in the case of post-termination, in a manner so as to not unreasonably interfere with any other obligations of Executive, in connection with the defense or prosecution of any claim that may be made against or by the Company or its affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding, to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive further agrees to perform all acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 15, at the Company’s sole cost and expense and, in the case of post-termination, in a manner so as to not unreasonably interfere with any other obligations of Executive. If Executive determines in good faith that separate counsel is necessary in connection with its compliance with this Section 15 as a result of a bona fide claim filed against Executive or the Company, then the Company shall pay all reasonable fees and expenses of such counsel retained by Executive in connection herewith. Executive’s obligations under this Section 15 shall expire on the three-year anniversary of the Date of Termination.
     16. Legal Fees. Upon presentation of appropriate documentation, the Company will pay or reimburse Executive for Executive’s reasonable counsel fees incurred (a) in connection with the negotiation and documentation of this Agreement, and (b) in connection with any arbitration proceeding instituted by Executive to enforce the Company’s obligations under this Agreement, up to a maximum, in each case, of $15,000; provided that in the case of clause (b), such Company obligation shall not apply if Executive’s claim is found to be frivolous or is brought or pursued by Executive in bad faith. This Section 16 is not intended to, nor shall it be deemed to, limit Executive’s right to legal fees in connection with Sections 11 and 15 of this Agreement or as otherwise provided under applicable law.
     17. Miscellaneous.
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.
          (b) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company and supersedes any and all prior and/or contemporaneous agreements, either oral or written, other than the agreements evidencing any grants of stock options, stock appreciation rights and other equity-based awards, between the parties thereto, with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and in the incentive compensation and other employee benefit plans and arrangements of the Company referenced herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.
          (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
          (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
          (e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive except as set forth in Section 17(h); provided that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.
          (f) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such employment, if obtained, or compensation or benefits payable in connection therewith, shall reduce any amounts or benefits to which Executive is entitled hereunder except as provided for in Sections 8(c)(iv).
          (g) Arbitration. Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement (other than as specified under Section 14 with respect to Sections 12 and 13 hereof) or the employment of Executive by the Company shall be submitted to binding arbitration in New York, New York, under the auspices of the Employment Dispute Resolution Rules of the American Arbitration Association.
          (h) Successors; Binding Agreement.
               (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Such assumption and agreement shall be obtained prior to the effectiveness of any such succession. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
               (ii) This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the devisee, legatee or other designee of Executive or, if there is no such designee, to the estate of Executive.
          (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to Executive at the address appearing from time to time in the personnel records of the Company and to the Company at the address of its corporate headquarters, directed to the attention of the Board with a copy to the Secretary of the Company, or in either case to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
          (j) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
          (k) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          (l) Survival. Notwithstanding anything to the contrary set forth herein, the applicable provisions of this Agreement shall survive any termination of Executive’s employment hereunder and/or termination of this Agreement to carry out their intended effect.
     18. Section 409A Savings Clause.
          (a) Parties’ Intent. The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “CODE SECTION 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent any of the payments or benefits required under this Agreement are, or in the opinion of counsel to the Company or Executive, could be interpreted in the future to create, a nonqualified deferred compensation plan that does not meet the requirements of Code Section 409A(a)(2), (3) and (4), the Company and Executive hereby agree to execute any and all amendments to this Agreement or otherwise reform this Agreement as deemed necessary by either of such counsel and reasonably acceptable to the other, and prepared by counsel to the Company, to either cause such payments or benefits not to be a nonqualified deferred compensation plan or to meet the requirement of Code Section 409A. In amending or reforming this Agreement for Code Section 409A purposes, the parties shall maintain, to the maximum extent practicable, the original intent and economic benefit of this Agreement without subjecting Executive to additional tax or interest; provided further, however, the Company shall not be obligated to pay any additional material amount to Executive as a result of such amendment.
          (b) Delayed Distribution to Key Employees. If the Company determines in accordance with Code Sections 409A and 416(i), that Executive is a “Specified Employee” (within the meaning of Code Section 409A) of the Company on the date his employment with the Company terminates and, the parties agree that a delay in severance pay and benefits provided under this Agreement is necessary for compliance with Code Section 409A(a)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided under this Agreement, and not otherwise exempt from Code Section 409A (for example, pursuant to the “short-term deferral” or “separation pay” exemptions”), shall be delayed until the earlier of (i) the first day of the seventh (7th) calendar month commencing after Executive’s termination of employment, or (ii) Executive’s death, consistent with and to the extent necessary to meet the requirements of Code Section 409A (the “409A DELAY

PERIOD”). In such event, any such severance payments and the cost of any such continuation of benefits provided under this Agreement that would otherwise be due and payable to Executive during the 409A Delay Period shall be paid to Executive in a lump sum cash amount on the first day of the seventh (7th) month coinciding with or following the end of the 409A Delay Period.
          (c) Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits following or upon a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.
          (d) Separate Payments. Each payment required under this Agreement shall be considered a separate payment for purposes of determining the applicability of or exemption from Section 409A. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
          (e) Reimbursements. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all expenses or other reimbursements hereunder shall be made no later than the time frame set forth in this Agreement, but in any event, on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.
          (f) Offsets. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.
     19. Clawback of Incentive-Based Compensation. Notwithstanding any other provision herein to the contrary, any “incentive-based compensation” within the meaning of Section 10D of the Securities Exchange Act of 1934, as amended (the “ACT”) shall be subject to claw-back by the Company in the manner required by Section 10D(b)(2) of the Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTIVE
/s/ Alfred Mockett
Alfred Mockett

DEX ONE CORPORATION
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Signature Page to Employment Agreement

EXHIBIT A
STAND-ALONE NONQUALIFIED STOCK OPTION AGREEMENT
* * * * *
Participant: Alfred Mockett
Grant Date: September 6, 2010
Per Share Exercise Price: $9.75
Number of Shares subject to this Option: 200,000
* * * * *
     THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Nonqualified Stock Option is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of President and Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated September 6, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Nonqualified Stock Option had this Nonqualified Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Nonqualified Stock Option, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the

Plan, the terms of this Agreement shall control. No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement and the Employment Agreement.
     2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
     3. Vesting and Exercise.
          (a) Vesting. Subject to the provisions of Sections 3(b) through 3(d) hereof, this Option shall vest and become exercisable as follows, subject to the Participant’s continued service with the Company or its Subsidiaries on each applicable Vesting Date (as provided below):

Vesting Date	Number of Shares
September 13, 2011	50,000
September 13, 2012	50,000
September 13, 2013	50,000
September 13, 2014	50,000
Except as provided in Sections 3(b) and 3(c) hereof, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date specified above, subject to the Participant’s continued service with the

Company or any of its Subsidiaries on each applicable Vesting Date. Upon expiration of this Option, this Option shall be cancelled and no longer exercisable.
          (b) Accelerated Vesting; Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without “Cause,” by the Participant for “Good Reason” or as a result of the Participant’s death or “Disability” (each, as defined in the Employment Agreement), then the unvested portion of this Option that would have become vested on the next Vesting Date (as set forth above) immediately following such termination had the Participant remained in the service of the Company and its Subsidiaries through such Vesting Date shall become immediately vested as of the date of such termination. In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason.
          (c) Change in Control. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without Cause or by the Participant for Good Reason within three (3) months prior to or two (2) years following a “Change in Control” (as defined in the Employment Agreement), any unvested portion of this Option shall become fully and immediately vested and exercisable on the date of such termination (or the date of the Change in Control, if such termination occurs within three (3) months prior to such Change in Control). In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason. The parties hereto agree that if other officers, directors or employees of the Company have outstanding stock options, SARs or similar awards which vest upon a Change in Control (either by the terms of the applicable award agreement or through the act of the Committee, the Board or otherwise), than, notwithstanding the foregoing, this Option shall vest as to 100% of the unvested portion of this Option as of the Change in Control. The parties further acknowledge and agree that to the extent that this Option remains unvested upon a termination of Executive’s employment in which the first sentence of this Section 3(c) could be applicable, this Option shall not terminate until the last date on which this Option could vest in accordance with this Section 3(c).
          (d) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
     4. Termination. Subject to the terms of the Plan and this Agreement, this Option, to the extent vested at the time of the Participant’s termination of service with the Company or its Subsidiaries (taking into account the accelerated vesting provisions set forth herein) shall remain exercisable as follows:
          (a) General. Except as otherwise provided in Sections 4(b) and 4(c) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(d) hereof.

          (b) Termination for Cause. In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(d) hereof; provided that if such Cause event has a material adverse effect on the Company or its reputation, the Participant’s entire Option (whether or not vested) shall instead terminate and expire upon such termination.
          (c) Treatment of Unvested Option upon Termination. Any portion of this Option that is not vested as of the date of the Participant’s termination of service with the Company and its Subsidiaries for any reason shall terminate and expire as of the date of such termination.
     5. Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that this Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, this Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.
     6. Non-Transferability. This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the

Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     11. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.
     12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     13. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the

Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.
     16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement, (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
Name:
Title:

PARTICIPANT

Alfred Mockett

EXHIBIT B
STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT
* * * * *
Participant: Alfred Mockett
Grant Date: September ____, 2010
Number of Shares of
Restricted Stock Granted: 200,000
* * * * *
     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Restricted Stock Award is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of President and Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated September 6, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Restricted Stock Award had this Restricted Stock Award been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Restricted Stock Award, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Restricted Stock Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to this Restricted Stock Award shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Restricted Stock Award unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Restricted Stock Award to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement and the Employment Agreement.
     2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall have the rights of a stockholder in respect of the shares underlying this Restricted Stock Award.
     3. Vesting.
          (a) The Restricted Stock subject to this grant shall become unrestricted and vested as follows, subject to the Participant’s continued service with the Company or its Subsidiaries on each applicable Vesting Date (as provided below):

Vesting Date	Number of Shares
September 13, 2011	66,667
September 13, 2012	66,667
September 13, 2013	66,666
Except as provided in Sections 3(b) and 3(c) hereof, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date specified above, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.
          (b) Accelerated Vesting; Committee Discretion. Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without “Cause,” by the Participant for “Good Reason” or as a result of the Participant’s death or “Disability” (each, as defined in the Employment Agreement), then the portion of the Participant’s unvested Restricted Stock hereunder that would have become vested on the next Vesting Date (as set forth above) immediately following such termination had the Participant remained in the service of the Company and its Subsidiaries through such Vesting Date shall become immediately vested as of the date of such termination. In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.
          (c) Change in Control. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without Cause or by the Participant for Good Reason within three (3) months prior to or two (2) years following a “Change in Control” (as defined in the Employment Agreement), any unvested Restricted Stock remaining outstanding hereunder shall become fully and immediately vested on the date of such termination (or the date of the Change in Control, if such termination occurs within three (3) months prior to such Change in Control). In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Restricted Stock Award at any time and for any reason. The parties hereto agree that if other officers, directors or employees of the Company have outstanding Restricted Stock Awards or similar awards which vest upon a Change in Control (either by the terms of the applicable award agreement or through the act of the Committee, the Board or otherwise), than, notwithstanding the foregoing, this Restricted Stock Award shall vest as to 100% of the unvested portion of this Restricted Stock Award as of the Change in Control. The parties further acknowledge and agree that to the extent that this Restricted Stock Award remains unvested upon a termination of Executive’s employment in which the first sentence of this Section 3(c) could be applicable, this Restricted Stock Award shall not terminate until the last date on which this Restricted Stock Award could vest in accordance with this Section 3(c).
          (d) Forfeiture. Except as otherwise provided herein (including, without limitation, the accelerated vesting provisions set forth herein) and subject to the Committee’s discretion to accelerate vesting hereunder, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s termination of service with the Company and its Subsidiaries for any reason.
     4. Period of Restriction; Delivery of Unrestricted Shares. During the applicable period of restriction, the Restricted Stock shall bear a legend as determined to be necessary by the Committee to evidence the applicable restrictions hereunder. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).
     5. Dividends and Other Distributions; Voting. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

     6. Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
     10. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
          (a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities

Act”), and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.
          (b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).
          (c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
     11. Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     13. Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).
     14. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.
     15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     16. Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations

(including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     17. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) the Restricted Stock or any part of this Agreement without the prior express written consent of the Company.
     19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     23. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
Name:
Title:

PARTICIPANT

Alfred Mockett

EXHIBIT C
STAND-ALONE PREMIUM NONQUALIFIED STOCK OPTION AGREEMENT
* * * * *
Participant: Alfred Mockett
Grant Date: September 6, 2010
Per Share Exercise Price: $15.00
Number of Shares subject to this Option: 200,000
* * * * *
     THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Nonqualified Stock Option is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of President and Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated September 6, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Nonqualified Stock Option had this Nonqualified Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Nonqualified Stock Option, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the

Plan, the terms of this Agreement shall control. No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement and the Employment Agreement.
     2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
     3. Vesting and Exercise.
          (a) Vesting. This Option shall be fully vested on the Grant Date specified above.
          (b) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
     4. Termination. Subject to the terms of the Plan and this Agreement, following the Participant’s termination of service with the Company or its Subsidiaries, this Option shall remain exercisable as follows:
          (a) General. Except as otherwise provided in Section 4(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof.

          (b) Termination for Cause. In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof; provided that if such Cause event has a material adverse effect on the Company or its reputation, the Participant’s entire Option (whether or not vested) shall instead terminate and expire upon such termination.
     5. Method of Exercise and Payment. Subject to Section 8 hereof, this Option may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.
     6. Non-Transferability. This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     11. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.
     12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     13. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.

     16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement; (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
Name:
Title:

PARTICIPANT

Alfred Mockett

EXHIBIT D
STAND-ALONE PREMIUM NONQUALIFIED STOCK OPTION AGREEMENT
* * * * *
Participant: Alfred Mockett
Grant Date: September 6, 2010
Per Share Exercise Price: $23.00
Number of Shares subject to this Option: 200,000
* * * * *
     THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Nonqualified Stock Option is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of President and Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated September 6, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Nonqualified Stock Option had this Nonqualified Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Nonqualified Stock Option, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the

Plan, the terms of this Agreement shall control. No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement and the Employment Agreement.
     2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
     3. Vesting and Exercise.
          (a) Vesting. This Option shall be fully vested on the Grant Date specified above.
          (b) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
     4. Termination. Subject to the terms of the Plan and this Agreement, following the Participant’s termination of service with the Company or its Subsidiaries, this Option shall remain exercisable as follows:
          (a) General. Except as otherwise provided in Section 4(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof.

          (b) Termination for Cause. In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof; provided that if such Cause event has a material adverse effect on the Company or its reputation, the Participant’s entire Option (whether or not vested) shall instead terminate and expire upon such termination.
     5. Method of Exercise and Payment. Subject to Section 8 hereof, this Option may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.
     6. Non-Transferability. This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     11. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.
     12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     13. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.

     16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement; (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
Name:
Title:

PARTICIPANT

Alfred Mockett

EXHIBIT E
STAND-ALONE PREMIUM NONQUALIFIED STOCK OPTION AGREEMENT
* * * * *
Participant: Alfred Mockett
Grant Date: September 6, 2010
Per Share Exercise Price: $32.00
Number of Shares subject to this Option: 200,000
* * * * *
     THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Nonqualified Stock Option is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of President and Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated September 6, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Nonqualified Stock Option had this Nonqualified Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Nonqualified Stock Option, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the

Plan, the terms of this Agreement shall control. No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement and the Employment Agreement.
     2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
     3. Vesting and Exercise.
          (a) Vesting. This Option shall be fully vested on the Grant Date specified above.
          (b) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
     4. Termination. Subject to the terms of the Plan and this Agreement, following the Participant’s termination of service with the Company or its Subsidiaries, this Option shall remain exercisable as follows:
          (a) General. Except as otherwise provided in Section 4(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof.

          (b) Termination for Cause. In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(b) hereof; provided that if such Cause event has a material adverse effect on the Company or its reputation, the Participant’s entire Option (whether or not vested) shall instead terminate and expire upon such termination.
     5. Method of Exercise and Payment. Subject to Section 8 hereof, this Option may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.
     6. Non-Transferability. This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Entire Agreement; Amendment. This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     11. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.
     12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     13. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.

     16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement; (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
Name:
Title:

PARTICIPANT

Alfred Mockett

EXHIBIT F
GENERAL RELEASE AGREEMENT
     THIS GENERAL RELEASE AGREEMENT (the “General Release Agreement”) dated as of this ____ day of ________________, made by and between Alfred Mockett (hereinafter referred to as “Executive”), and Dex One Corporation (hereinafter, unless the context indicates to the contrary, deemed to include its subsidiaries, partnerships and affiliates and referred to as the “Company”).
     WHEREAS, Executive has been employed by the Company pursuant to the terms and conditions of an Employment Agreement, dated as of September 6, 2010 (the “Employment Agreement”);
     WHEREAS, Section 8(g) of the Employment Agreement provides that in order for Executive to receive payments and/or benefits under Sections 8(c) or 8(d) thereof, as applicable, he must timely execute, and not revoke, this General Release Agreement at each relevant time; and
     WHEREAS, capitalized terms used herein without definition shall have the meanings given to such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and promises provided in the Employment Agreement, including but not limited to the benefits to be provided to Executive thereunder, and specifically in connection with the payments and benefits to be provided to Executive under Section [8(c) or 8(d), as applicable], of the Employment Agreement, Executive agrees as follows:
          1. Release.
               a. Except with respect to Executive’s rights under the Employment Agreement, under any pension or 401(k) retirement plans, welfare plans, rights to seek indemnity or other similar benefits and equity award agreements applicable to Executive, Executive, Executive’s representatives, successors and assigns release and forever discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, executives, employees, attorneys, agents and trustees or administrators of any Company plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever (collectively “Executive’s Claims”), whether known or unknown, which Executive had, now has or may have (provided, however, that Executive’s Claims accruing after the Effective Date (as defined in Section 6 below) shall not be released hereby) against the Company, its successors, assigns, subsidiaries, affiliates, directors, officers, executives, attorneys, agents and trustees or administrators of any Company plan, including, without limitation, Executive’s Claims relating to or arising out of Executive’s employment with the Company, or for compensation for such employment, including any claims for severance under any severance plan or practice maintained by the Company. Executive represents that Executive has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, Executives, attorneys, agents and trustees or administrators of any Company plan with respect to any Executive Claims.
               b. Executive covenants that neither Executive, nor any of Executive’s respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, executives, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are to be released by this General Release Agreement, nor will Executive seek to challenge the validity of this General Release Agreement, except that this covenant not to sue does not affect Executive’s future right to enforce appropriately in a court of competent jurisdiction the applicable terms of the Employment Agreement, including the exhibits attached thereto relating to indemnity and/or equity grants.
               c. By releasing the claims described in this Section 1, Executive does not waive any claims that cannot be waived as a matter of law, including without limitation any claims filed with the Equal Employment Opportunity Commission, the U.S. Department of Labor or claims under the Age Discrimination in Employment Act that arise after the Effective Date of this General Release Agreement; provided, however, that Executive is waiving any right to share or participate in any monetary award resulting from the prosecution of any such claim.
          2. Review of Release. Executive acknowledges that (a) Executive has been advised to consult with an attorney before executing this General Release Agreement and that Executive has been advised by an attorney or has knowingly waived Executive’s right to do so, (b) Executive has been offered a period of at least [twenty-one (21)] [or forty-five (45)] days to consider the release of claims included in this General Release Agreement, such period commencing on [Insert Date], the date this General Release Agreement was delivered to Executive, (c) Executive has a period of seven (7) days from the date he executes this General Release Agreement within which to revoke it and that this General Release Agreement will not become effective or enforceable until the expiration of this seven (7) day revocation period, (d) Executive fully understands the terms and contents of this General Release Agreement and freely, voluntarily, knowingly and without coercion enters into this General Release Agreement, and (e) the waiver or release by Executive of rights or claims Executive may have under Title VII of the Civil Rights Act of 1964, the Executive Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act, the Worker Adjustment and Retraining Act (all as amended) and/or any other local, state or federal law dealing with employment or the termination thereof is knowing and voluntary and, accordingly, that it shall be a breach of this General Release Agreement to institute any action or to recover any damages that would be in conflict with or contrary to this acknowledgment or the releases Executive has granted hereunder. Executive understands and agrees that the Company’s acknowledgment of this General Release Agreement, payment of money and other benefits to Executive and Executive’s signing of this General Release Agreement, does not in any way indicate that Executive has any viable claims against the Company or that the Company admits any liability whatsoever. This General Release Agreement shall be executed and returned to the Company by Executive on or before [Insert Date], but not before the Date of Termination.

          3. Employment Agreement. Executive shall enjoy his rights under and continue to be bound by the remaining terms of the Employment Agreement and nothing herein shall relieve Executive or the Company of any obligations under such Employment Agreement that otherwise apply.
          4. Severability. If for any reason any one or more of the provisions of this General Release Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this General Release Agreement inoperative, unenforceable or invalid. In any such event, such provision shall be read by such court to be as broad and restrictive as possible without being found to be inoperative, unenforceable or invalid.
          5. Governing Law. This General Release Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, except to the extent superseded by applicable federal law.
          6. Effective Date. This General Release Agreement shall be effective as of the date the 7-day revocation period under Section 2 expires (“Effective Date”).
          7. Counterparts. This General Release Agreement may be signed in counterparts, each of which shall be deemed an original, with all counterparts taken together representing one and the same General Release Agreement, with the same effect as if all of the signatures were upon the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Executive has hereunder executed this General Release Agreement.

EXECUTIVE

Alfred Mockett
Dated:

EXHIBIT G
FORM OF INDEMNIFICATION AGREEMENT
          THIS AGREEMENT (this “Agreement”) is entered into, effective as of September 6, 2010, between Dex One Corporation, a Delaware corporation (the “Company”), and Alfred Mockett (“Indemnitee”).
          WHEREAS, it is essential to the Company to retain and attract as officers and directors the most capable persons available;
          WHEREAS, Indemnitee is an officer and may be a director of the Company;
          WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against officers and directors of corporations; and
          WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as an officer and director, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth in this Agreement, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies and to supplement and further the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and the Company’s Sixth Amended and Restated Bylaws, as amended (the “Bylaws”).
          NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve as an officer and director of the Company and intending to be legally bound hereby, the parties agree as follows:
          1. Certain Definitions.
          (a) Board. The Board of Directors of the Company.
          (b) Change in Control. A Change in Control shall be deemed to occur if:
          (i) any “person,” as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Section 13(d) and 14(d) thereof (but not including (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (ii) during any period of two consecutive years beginning on the date hereof, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each such director, a “Continuing Director”), cease for any reason to constitute a majority thereof; or
          (iii) the consummation of a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and all required governmental approvals of such transaction have been obtained.
          (c) Disinterested Director. A director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (d) Expenses. Any direct or indirect expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, fees and expenses of experts and/or consultants, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, or participating (including on appeal and/or as a witness), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5, the Certificate, the Bylaws or Section 145 of the Delaware General Corporation Law (the “DGCL”), in each case, to the extent actually and reasonably incurred.
          (e) Indemnifiable Costs. Any and all Expenses, liability or loss, judgments, fines and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement that are eligible for indemnification under applicable law.
          (f) Indemnifiable Event. Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was an officer or director of the Company or any subsidiary of the Company, or while an officer or director is or was serving at the request of the Company as a director, officer, trustee, manager, employee or agent of another corporation, partnership, company, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to any employee benefit plan (collectively, “Official Capacity”), whether the basis of such Proceeding is alleged action in an Official Capacity, and whether the Indemnitee is a party to or a witness or other participant in such Proceeding.
          (g) Independent Counsel. means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or any of its subsidiaries or affiliates, (ii) the Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company shall select a law firm or lawyer to serve as Independent Counsel, subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld.
          (h) Proceeding. Any threatened, pending or completed action, suit or proceeding (including any arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative or investigative (including any appeal therefrom), that relates to an Indemnifiable Event.
          (i) Reviewing Party. Reviewing Party shall have the meaning ascribed to such term in Section 3.
          2. Agreement to Indemnify.
          (a) General Agreement Regarding Indemnification. In the event Indemnitee was, is, or becomes a party to, is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable Costs to the fullest extent permitted by applicable law (in addition to any indemnification rights provided in the Certificate or Bylaws), as the same may exist or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto); provided that the Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

          (b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
          (c) Advancement of Expenses. The Company shall advance to Indemnitee any and all Expenses incurred by Indemnitee (an “Expense Advance”) within 5 calendar days after the receipt by the Company of a written request from Indemnitee for an Expense Advance, whether prior to or after final disposition of any Proceeding; provided, however, that, if and to the extent that the DGCL requires, an advancement of Expenses incurred by the Indemnitee in his capacity as an officer or director of the Company shall be made only upon delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it ultimately shall be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified for such Expenses under this Agreement or otherwise. Indemnitee shall, and hereby undertakes to, repay to the Company any funds advanced to Indemnitee or paid on Indemnitee’s behalf if it shall ultimately be determined that Indemnitee is not entitled to indemnification. Indemnitee shall make any such repayment promptly following written notice of any such determination. Payment by the Company of Indemnitee’s expenses in connection with any Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that Indemnitee is entitled to indemnification. Any request for an Expense Advance shall be accompanied by an itemization of the Expenses for which advancement is sought, and a reasonably detailed summary shall be provided if the Company so requests. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. If Indemnitee has commenced legal proceedings in the Chancery Court of the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.
          (d) Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Board or the Disinterested Directors have authorized the initiation of such Proceeding or (ii) the Proceeding is one to enforce indemnification rights under Section 5.
          3. Reviewing Party.
          (a) Other than as contemplated by Section 3(b), the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification in the first instance (the “Reviewing Party”) shall be (i) the Board acting by a majority vote of Disinterested Directors or (ii) if there are no Disinterested Directors, or if the Indemnitee so direct, by Independent Counsel in a written determination to the Board, a copy of which written determination shall be delivered to Indemnitee. The persons chosen to make a determination under this Agreement of the

Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination.
          (b) After a Change in Control (other than a Change in Control approved by a majority of the Continuing Directors), the Reviewing Party shall be the Independent Counsel. With respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Certificate or the Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from the Independent Counsel. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.
          4. Indemnification Process and Appeal.
          (a) Indemnification Payment.
          (i) The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than 21 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter.
          (ii) Unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law, Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and shall receive payment thereof, from the Company in accordance with this Agreement within five business days after the Reviewing Party has made its determination with respect to Indemnitee’s entitlement to indemnification.
          (b) Suit to Enforce Rights. If (i) no determination of entitlement to indemnification shall have been made within the time limitation for such a determination set forth in Section 4(a)(i), (ii) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (iii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement or (iv) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), then Indemnitee shall have the right to enforce the indemnification rights granted under this Agreement by commencing litigation in the Chancery Court of the State of Delaware seeking a determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding and waives any defense to venue or jurisdiction. Alternatively, Indemnitee, at Indemnitee’s option, may seek an adjudication in arbitration with respect to the enforcement of Indemnitee’s rights under this Section 4(b) conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to such arbitration. The Company will not oppose Indemnitee’s right to seek any such adjudication in arbitration. Any determination by the Reviewing Party not challenged by the Indemnitee within 90 days of the date of the Reviewing Party’s determination shall be conclusively binding on the Company and Indemnitee and shall not thereafter be subject to challenge. The parties agree that the procedures set forth in this Section 4 shall constitute the sole and exclusive method for resolving any dispute regarding, or determinations made pursuant to, this Agreement, and that any litigation to enforce any rights arising under this Agreement shall be filed solely in the Chancery Court of the State of Delaware. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.
          (c) Defense to Indemnification, Burden of Proof and Presumptions.
          (i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Expense Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Expense Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.
          (ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.
          (iii) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
          5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:
          (a) enforcement of this Agreement;
          (b) indemnification of Indemnifiable Costs or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Certificate or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

          (c) recovery under directors’ and officers’ liability insurance policies maintained by the Company.
          6.. Notification and Defense of Proceeding.
          (a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(c).
          (b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall, if required by any company with which the Company obtains or maintains insurance, be approved by such company or chosen from amongst the list of counsel approved by such company. In the event separate counsel is retained by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in clause (ii) above.
          (c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee or include an admission of fault by Indemnitee, without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.
          7. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Certificate or the Bylaws, a vote of the Company’s stockholders or Disinterested Directors, any other agreement, or otherwise, both as to actions in his Official Capacity and to actions in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
          8. Liability Insurance. The Company shall (a) maintain in effect directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, “D&O Insurance Policies”) with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company’s D&O Insurance Policies in effect as of the date hereof (D&O Insurance Policies containing such terms, conditions, retentions and limits of liability, referred to herein as “Comparable D&O Insurance Policies”), and, for so long as Indemnitee serves as an officer or director of the Company and for a period of six (6) years thereafter, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms, and (b) for a period of not less than six (6) years following the occurrence of (i) a Change in Control or (ii) the Company ceasing to operate its business as a going concern, to maintain in effect Comparable D&O Insurance Policies, and, until the earlier of (x) such time as the Company is no longer required to maintain such Comparable D&O Insurance Policies pursuant to this clause (b) or (y) the sixth (6th) anniversary of Indemnitee ceasing to serve as an officer or director of the Company, to cause Indemnitee to be covered under such Comparable D&O Insurance Policies in accordance with their respective terms; provided, however, that in no event shall the Company be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for its D&O Insurance Policies; provided, further, that if during the specified period the annual premiums for Comparable D&O Insurance Policies exceed such amount, the Company shall provide a D&O Insurance Policy which, in the reasonable judgment of the Company, provides for the best coverage available for a cost not exceeding such amount.
          9. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
          10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights, and all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company.
          11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee (or pay or reimburse any Indemnifiable Costs or other expenses to Indemnitee) to the extent Indemnitee has otherwise actually received payment (under any insurance policy, other right of indemnity or agreement or otherwise) of the amounts otherwise indemnifiable or payable hereunder. The Company shall not be liable to indemnify Indemnitee under this Agreement: (a) for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld or delayed, or (b) for any judicial award if the Company was not given a reasonably timely opportunity to participate, at its expense, in the defense of such action, but only to the extent that the failure to be given such reasonably timely opportunity actually and materially prejudiced the Company’s ability to defend such action.
          12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.
          13. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.
          14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.
          15. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed
          If to the Company:
Dex One Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Attn: General Counsel
Fax: (919) 297-1518
          With a copy to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attn: Richard Porter and Henry Kleeman
Fax: (312) 862-2200

          If to Indemnitee at:
          At the address appearing from time to time in the personnel records of the Company.
Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:	DEX ONE CORPORATION
By:

INDEMNITEE:	ALFRED MOCKETT